Exhibit 107

EX-FILING FEES

Form S-8

(Form Type)

Houlihan Lokey, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, $0.001 par value	Other(3)	10,000,000	$84.85(3)	$848,500,000.00	0.0000927	$78,655.95
Equity	Class B Common Stock, $0.001 par value	Other(3)	10,000,000	$84.85(3)	$848,500,000.00	0.0000927	$78,655.95
Total Offering Amounts					1,697,000,000.00		$157,311.90
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$157,311.90

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Class A common stock, par value $0.001 per share (“Class A Common Stock”), and the Registrant’s Class B common stock, par value $0.001 per share (“Class B Common Stock”), that become issuable under the Amended and Restated Houlihan Lokey, Inc. 2016 Incentive Award Plan (the “2016 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Class A Common Stock or Class B Common Stock.

(2)

The shares authorized for issuance under the 2016 Plan can be either in the form of Class A Common Stock or Class B Common Stock (that is convertible to Class A Common Stock on a one-for-one basis), as determined by the Registrant. As a result, we have registered the maximum number of shares of Class A Common Stock and the maximum number of Class B Common Stock that could be issued.

(3)

For purposes of computing the registration fee only. Pursuant to Rule 457(h) of the Securities Act, the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices of Class A Common Stock, as reported on the New York Stock Exchange on April 25, 2022, which was $84.85 per share.